UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

AXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive

Fremont, California 94538

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 683-5900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2008, AXT, Inc., (“AXT” or “the Company”) renewed two supply agreements (collectively the “Agreements”) with IQE plc of Somerset, New Jersey (“IQE”).

Under the terms of the Agreements, IQE shall purchase from AXT a minimum of approximately $14.3 million of 4-inch and 6-inch semi-insulating gallium arsenide (GaAs) substrates, the majority of which will consist of 6-inch substrates.  All 4-inch GaAs substrates are to be shipped by December 31, 2009 and all 6-inch GaAs substrates are to be shipped by March 31, 2010.

The Agreements are filed as Exhibits 10.29 and 10.30 to this Form 8-K.  As the Company has applied for confidential treatment from the Securities and Exchange Commission with respect to certain commercially sensitive pricing terms contained in the Agreements, such terms have been redacted from Exhibit 10.29 and Exhibit 10.30 and have been replaced by the symbol “***.”

A copy of the press release announcing this production order is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.29	6-inch Supply Agreement dated December 31, 2008 between AXT, Inc. and IQE plc.*
10.30	4-inch Supply Agreement dated December 31, 2008 between AXT, Inc. and IQE plc.*
99.1	Press Release announcing entry into Supply Agreements with IQE dated January 5, 2009.

*  Confidential treatment has been requested of the Securities and Exchange Commission for portions of this exhibit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

Date: January 5, 2009	By:	/s/ WILSON W. CHEUNG
Wilson W. Cheung
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.29	6-inch Supply Agreement dated December 31, 2008 between AXT, Inc. and IQE plc.*

10.30	4-inch Supply Agreement dated December 31, 2008 between AXT, Inc. and IQE plc.*

99.1	Press Release announcing entry into Supply Agreements with IQE dated January 5, 2009.

* Confidential treatment has been requested of the Securities and Exchange Commission for portions of this exhibit.

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